Modified

FORM U-13-60


ANNUAL REPORT


For the Period

Beginning January 1, 1999 and Ending December 31, 1999

To The

U.S. SECURITIES AND EXCHANGE COMMISSION

Of

Wayfinder Group, Inc.

A Subsidiary Service Company

Date of Incorporation:  January 13, 1992

State or Sovereign Power under which Incorporated or Organized:

 The Commonwealth of Massachusetts

Location of Principal Executive Offices of Reporting Company:

25 Research Drive
Westborough, MA  01582

Report filed pursuant to Order dated September 4, 1992
in file number 70-7950

Name, title, and address of officer to whom correspondence concerning this report should be addressed:

J.G. Cochrane, Treasurer
25 Research Drive
Westborough, MA  01582


Name of Principal Holding Company Under Which Reporting
Company is Organized:

National Grid USA, successor to
New England Electric System

SEC 1926 (6-82)

INSTRUCTIONS FOR USE OF MODIFIED FORM U-13-60



     1. Time of Filing Annual Report essentially in the form of U-13-60 shall be filed appended to Form U5S, Annual Report of the Parent and Associate Companies Pursuant to the Public Utility Holding Company Act of 1935. Form U5S is required to be filed by May 1.

     2. Number of Copies Each annual report shall be filed in duplicate. The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report becomes necessary.

     3. Definitions - Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within this Form U-13-60.

     4. Organization Chart - The company shall submit with each annual report a copy of its current organization chart.

ANNUAL REPORT OF Wayfinder Group, Inc.

LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS

     Schedule or     Page
Description of Schedules and Accounts     Account No.     Number

COMPARATIVE BALANCE SHEET     Schedule I     4-5

     Company property     Schedule II     6-7
     Accumulated provision for depreciation
          and amortization of company property     Schedule III     8
     Investments     Schedule IV     9
     Accounts receivable     Schedule V     10
     Miscellaneous deferred debits     Schedule IX     11
     Proprietary capital     Schedule XI     12
     Long-term debt     Schedule XII     13
     Current and accrued liabilities     Schedule XIII     14
     Notes to financial statements     Schedule XIV     15


COMPARATIVE INCOME STATEMENT     Schedule XV     16

     Analysis of billing - nonassociate companies     Account 458     17-18
     Departmental analysis of salaries     Account 920     19
     Outside services employed     Account 923     20-21
     Miscellaneous general expenses     Account 930.2     22
     Taxes other than income taxes     Account 408     23
     Donations     Account 426.1     24
     Other deductions     Account 426.5     25
     Notes to statement of income     Schedule XVIII     26


ORGANIZATION CHART          27


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

SCHEDULE I
COMPARATIVE BALANCE SHEET
Give balance sheet of Company as of December 31 of the current and prior year


Account     Assets and Other Debits          As of December 31
          Current                Prior(1)
     COMPANY PROPERTY
101     Company property (Schedule II)     $    0     $20,632
107     Construction work in progress (Schedule II)
                    ---------     ---------
               Total Property     $    0     $20,632
                    ---------     ---------
108     Less accumulated provision for depreciation
          and amortization of company property
          (Schedule III)     0     (4,164)
                    ---------     ---------
               Net Company Property     0     16,468
                    ---------     ---------
     INVESTMENTS
123     Investments in associate companies (Sch. IV)     0     676
124     Other Investments (Schedule IV)     3,150     3,150
                    ---------     ---------
               Total Investments     3,150     3,826
                    ---------     ---------
     CURRENT AND ACCRUED ASSETS
131     Cash          240     595
134     Special deposits     0     12
135     Working funds
136     Temporary cash investments (Schedule IV)
141     Notes receivable
143     Accounts receivable (Schedule V)     219     1,109
144     Accumulated provision of uncollectible accounts     0     (170)
146     Accounts receivable from associate companies     4
152     Fuel stock expenses undistributed
154     Materials and supplies
163     Stores expense undistributed
165     Prepayments     395     1,270
174     Miscellaneous current and accrued assets     19     6
                    ---------     ---------
               Total Current and Accrued Assets     877     2,822
                    ---------     ---------
     DEFERRED DEBITS
181     Unamortized debt expense
184     Clearing accounts
186     Miscellaneous deferred debits (Schedule IX)     4,000
188     Research, development, or demonstration
          expenditures
190     Accumulated deferred income taxes
                    ---------     ----------
                    4,000
               Total Deferred Debits     ---------     ----------

          TOTAL ASSETS AND OTHER DEBITS     $8,027     $23,116
                    =========     ==========

(1) Prior balances per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE I
COMPARATIVE BALANCE SHEET


Account     Liabilities and Proprietary Capital          As of December 31
          Current          Prior(1)
     PROPRIETARY CAPITAL
201     Common stock issued (Schedule XI)     $      1     $      1
211     Miscellaneous paid-in-capital (Schedule XI)     4,353     4,353
215     Appropriated retained earnings (Schedule XI)
216     Unappropriated retained earnings (Schedule XI)     (8,691)
(10,413)
                    -------     -------
               Total Proprietary Capital     (4,337)     (6,059)
                    -------     -------

     LONG-TERM DEBT
223     Advances from associate companies (Schedule XII)     11,951     27,326
224     Other long-term debt (Schedule XII)
225     Unamortized premium on long-term debt
226     Unamortized discount on long-term debt - debit
                    -------     -------
               Total Long-Term Debt     11,951     27,326
                    -------     -------

     CURRENT AND ACCRUED LIABILITIES
231     Notes payable
232     Accounts payable     344     223
233     Notes payable to associate companies
          (Schedule XIII)
234     Accounts payable to associate companies
          (Schedule XIII)     56     53
236     Taxes accrued     0     197
237     Interest accrued
238     Dividends declared
241     Tax collections payable
242     Miscellaneous current and accrued
          liabilities (Schedule XIII)     0     226
                    -------     -------
               Total Current and Accrued Liabilities     400     699
                    -------     -------

     DEFERRED CREDITS
253     Other deferred credits     13     314
255     Accumulated deferred investment tax credits
                    -------     -------
               Total Deferred Credits     13     314
                    -------     -------

283     ACCUMULATED DEFERRED INCOME TAXES     0     836
                    -------     -------
               TOTAL LIABILITIES AND PROPRIETARY CAPITAL     $8,027
$23,116
                    =======     =======

(1) Prior balances per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE II
COMPANY PROPERTY



          BALANCE AT          RETIREMENTS                          BALANCE
          BEGINNING          OR     OTHER(2)     AT CLOSE
     DESCRIPTION     OF YEAR(1)     ADDITIONS     SALES     CHANGES     OF
YEAR
Account

301     Organization
303     Miscellaneous
          Intangible
          Plant
304     Land and Land
          Rights
305     Structures and
          Improvements
306     Leasehold
     Improvements
307     Equipment (2)     20,085     1,572     (21,657)     0
308     Office
     Furniture and
     Equipment      547     152     (699)     0
309     Automobiles,
     Other Vehicles
     and Related
     Garage
     Equipment
310     Aircraft and
     Airport
     Equipment
311     Other Company
     Property (3)
               ------     -------     -------     ----     ------
          SUB-TOTAL     20,632     1,724     (22,356)          None
               ------     -------     -------     ----     ------

107     Construction
          Work in
          Progress (4)
               ------     -------     -------     ----     ------
          TOTAL     20,632     1,724     (22,356)          None
               ======     =======     =======     ====     ======

(1) Balance at beginning of year per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.

(2)     PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE II - CONTINUED




(2)Subaccounts are required for each class of equipment owned. The company shall provide a listing by subaccount of equipment additions during the year and the balance at the close of the year:

                    BALANCE
                    AT CLOSE
     SUBACCOUNT DESCRIPTION     ADDITIONS     OF YEAR
          Rental water heaters     1,572          None
               ------          ------
          TOTAL     1,572          None
               ======          ======



(3)     DESCRIBE OTHER COMPANY PROPERTY:

          None








(4)     DESCRIBE CONSTRUCTION WORK IN PROGRESS:

          None


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE III
ACCUMULATED PROVISION FOR DEPRECIATION AND
AMORTIZATION OF COMPANY PROPERTY



          ADDITIONS          OTHER
     BALANCE AT     CHARGED          CHANGES     BALANCE
     BEGINNING     TO     RETIRE-     ADD     AT CLOSE
DESCRIPTION     OF YEAR(1)     ACCT 403     MENTS     (DEDUCT)(2)     OF YEAR
Account

301     Organization
303     Miscellaneous
          Intangible
          Plant
304     Land and Land
          Rights
305     Structures and
          Improvements
306     Leasehold
          Improvements
307     Equipment     (3,735)     (1,538)     5,273          0
308     Office
          Furniture and
          Equipment     (429)     (20)     449          0
309     Automobiles,
          Other Vehicles
          and Related
          Garage
          Equipment
310     Aircraft and
          Airport
          Equipment
311     Other Company
          Property
                    ------     ------     -----     ---     ------
               TOTAL     (4,164)     (1,558))     5,722          None
                    ======     ======     =====     ===     ======



(1) Balance at beginning of year per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.

(2)     PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE IV
INVESTMENTS


INSTRUCTIONS:     Complete the following schedule concerning investments.

Under Account 124 "Other Investments," state each investment separately, with description, including, the name of issuing company, number of shares or principal amount, etc.

          BALANCE AT     BALANCE AT
          BEGINNING     CLOSE
DESCRIPTION          OF YEAR     OF YEAR

ACCOUNT 123 - INVESTMENT IN ASSOCIATE COMPANIES     676     0
               -------     -------
          TOTAL     676     0
               =======     =======


ACCOUNT 124 - OTHER INVESTMENTS
               Separation Technologies, Inc.     $1,000     $1,000
               Nexus Energy Software, Inc.     2,150     2,150
                    ----------     ---------
               TOTAL (1)     $3,150     $3,150
                    ==========     =========

ACCOUNT 136 - TEMPORARY CASH INVESTMENTS
                    -------     ---------
               TOTAL     None     None
                    =======     =========




ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

SCHEDULE V
ACCOUNTS RECEIVABLE



INSTRUCTIONS:Complete the following schedule listing accounts receivable.


          BALANCE AT     BALANCE AT
          BEGINNING     CLOSE
          OF YEAR     OF YEAR
DESCRIPTION

ACCOUNT 143 -     Accounts Receivable (Non-
               Associated Companies)     1,109     219
                    ----------     --------
               TOTAL     $1,109     $219
                    ==========     ========


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

SCHEDULE IX
MISCELLANEOUS DEFERRED DEBITS



INSTRUCTIONS:Provide detail of items in this account. Items less than $10,000 may be grouped by class, showing the number of items in each class.

                    BALANCE AT     BALANCE AT
                    BEGINNING     CLOSE
DESCRIPTION          OF YEAR     OF YEAR

ACCOUNT 186 - DEFERRED DEBITS
Note Receivable - Duperey Investments, Inc.(1)     0     4,000


                    ----     -----
          TOTAL     None     4,000
                    ====     =====


(1)Note issued upon sale of assets from New England Water Heater Co., Inc. to Duperey Investments, Inc. per agreement dated September 21, 1999.


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars, except per share data)

SCHEDULE XI
PROPRIETARY CAPITAL

                         OUTSTANDING
          NUMBER OF     PAR OR STATED          CLOSE OF PERIOD
ACCOUNT          SHARES     VALUE     NO. OF          TOTAL
NUMBER     CLASS OF STOCK     AUTHORIZED     PER SHARE     SHARES
AMOUNT
201          COMMON STOCK ISSUED     10,000     $1     1,000     $1

INSTRUCTIONS:Classify amounts in each account with a brief explanation, disclosing the general nature of transactions which give rise to the reported amounts.

DESCRIPTION
                    AMOUNT

ACCOUNT 223 - MISCELLANEOUS PAID-IN CAPITAL (1)          4,353

ACCOUNT 215 - APPROPRIATED RETAINED EARNINGS
                              -------
          TOTAL                    4,353
                              =======


INSTRUCTIONS:Give particulars concerning net income or (loss) during the year, distinguishing between compensation for the use of capital owed or net loss remaining from servicing non-associates per the General Instructions of the Uniform Systems of Accounts. For dividends paid during the year in cash or otherwise, provide rate percentage, amount of dividend, date declared and date paid.

     BALANCE AT     NET INCOME          BALANCE AT
     BEGINNING     OR     DIVIDENDS     CLOSE
DESCRIPTION     OF YEAR(2)     (LOSS)     PAID     OF YEAR

ACCOUNT 216 -
 UNAPPROPRIATED
 RETAINED EARNINGS     $(10,413)     $1,722     None     $(8,691)
     -------     -------     ----     --------
     TOTAL     $(10,413)     $1,722     None     $(8,691)
          =======     =======     ====     ========


(1)Relates to the acquisition of New England Water Heater Co.

(2) Balance at beginning of year per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.



ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE XII
LONG-TERM DEBT


INSTRUCTIONS:Advances from associate companies should be reported separately for advances on notes, and advances on open account. Names of associate companies from which advances were received shall be shown under the class and series of obligation column. For Account 224 - Other long-term debt provide the name of creditor company or organization, terms of the obligation, date of maturity, interest rate, and the amount authorized and outstanding.


     TERMS OF OBLIG       DATE               BALANCE AT               BALANCE
AT
     CLASS & SERIES        OF     INTEREST       AMOUNT     BEGINNING
DEDUCTIONS       CLOSE
NAME OF CREDITOR     OF OBLIGATION     MATURITY       RATE     AUTHORIZED
OF YEAR     ADDITIONS     (1)      OF YEAR(2)

ACCOUNT 223 -                         $27,326     $4,075     ($19,450)
$11,951
     ADVANCES FROM
     ASSOCIATE
     COMPANIES:

ACCOUNT 224 -
     OTHER LONG-TERM
     DEBT:

               -------

          TOTAL     $11,951
     None
               =======

(1) Give an explanation of deductions: repayments


(2) Amount represents contributions in the form of non-interest bearing subordinated notes issued from New England Electric System (NEES). As of November 23, 1999, Wayfinder Group, Inc. shares a line of authority of up to $268,000,000 with NEES Energy, Inc. a NEES subsidiary.



ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

SCHEDULE XIII
CURRENT AND ACCRUED LIABILITIES



INSTRUCTIONS: Provide balance of notes and accounts payable to each associate company. Give description and amount of miscellaneous current and accrued liabilities. Items less than $10,000 may be grouped, showing the number of items in each group.

                    BALANCE AT     BALANCE AT
                    BEGINNING     CLOSE
DESCRIPTION          OF YEAR(1)     OF YEAR
ACCOUNT 233 -     NOTES PAYABLE TO ASSOCIATE
               COMPANIES

                    ----     ----
          TOTAL          None     None
                    ====     ====

ACCOUNT 234 -     ACCOUNTS PAYABLE TO ASSOCIATE
               COMPANIES

     New England Power Service Company     $45     $54
     Narragansett Electric Company     3     1
     Massachusetts Electric Company     1     1
     New England Power Company     4     0
                     -------     -------
          TOTAL          $53     $56
                    =======     =======

ACCOUNT 242 -     MISCELLANEOUS CURRENT AND
               ACCRUED LIABILITIES
     Accrued Payroll     136     0
     Other               90     0
                    ----     ----
          TOTAL          $226     None
                    ====     ====

(1) Balance at beginning of year per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

SCHEDULE XIV
NOTES TO FINANCIAL STATEMENTS



INSTRUCTIONS:     The space below is provided for important notes regarding
     the financial statements or any account thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

7.Effective December 15, 1999, NEES Global, Inc. changed its name to Wayfinder Group, Inc. (WG). WG is a Massachusetts corporation which was formed in January 1992. WG was not capitalized until October 13, 1992, when one thousand shares of WG common stock were issued to New England Electric System (NEES).

8.In May 1995, WG invested $1,000,000 in Separation Technologies, Inc. (STI). This investment is in the form of 153,846 shares of 6% cumulative convertible preferred stock.

9.In August 1997, WG invested $1,400,000 in Nexus Energy Software, Inc. in the form of 1,000,000 shares of Series A Preferred Stock. An additional investment of $750,000 was made in October 1998 in the form of 300,000 shares of Series B Preferred Stock.

10. Until January 1, 1999, WG maintained a one percent interest in AllEnergy Marketing Co., L.L.C., a Massachusetts limited liability company (AllEnergy
MA), an affiliated "energy-related company" within the meaning of Rule 58 of
the Act.   Effective January 1, 1999, AllEnergy MA merged with and into
AllEnergy Marketing Company, L.L.C., a Delaware limited liability company (AllEnergy DE), an affiliated "energy-related company" within the meaning of Rule 58 of the Act. NEES Energy, Inc., a wholly-owned subsidiary of New England Electric System, is the sole member of AllEnergy DE.

11. On June 25, 1998, New England Water Heater Co., Inc. (NEWH), an energy-related company, became a wholly-owned subsidiary of WG in accordance with Rule 58 of the Act. The company's financial statements are consolidated with WG. In the fourth quarter of 1998, NEWH changed its name to NEWHC,Inc. Effective September 19, 1999, substantially all of the assets of NEWH were sold to Duperey Investments, Inc., an unaffiliated company.

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


SCHEDULE XV
COMPARATIVE INCOME STATEMENT

ACCOUNT     DESCRIPTION     CURRENT     PRIOR
          YEAR     YEAR(1)
     INCOME

421Gain on sale of NEWHC, Inc. assets     $3,389     $   0
458     Services rendered to nonassociate companies     1,021     791
421     Miscellaneous income or loss     94     (143)
451     Rental water heater revenue     6,764     4,201
               -------     -------
          TOTAL INCOME     $11,268     $4,849
               -------     -------

     EXPENSE

587     Cost of Sales - New England Water Heater Co.     1,745     950
920     Salaries and wages - New England Water Heater Co.     555     401
921     Office supplies and expenses     1,043     1,207
922     Administrative expense transferred - credit
923     Outside services employed     1,736     2,138
924     Property insurance
925     Injuries and damages
926     Employee pensions and benefits
930.1     General advertising expenses
930.2     Miscellaneous general expenses
931     Rents
932     Maintenance of structures and equipment
403     Depreciation and amortization expense     1,558     1,169
408     Taxes other than income taxes
409     Income taxes     3,525     (1,713)
410     Provision for deferred income taxes     (836)     504
411     Provision for deferred income taxes - credit     0     (38)
411.5     Investment tax credit
426.1     Donations
426.5     Other deductions     220     1,484
427     Interest on long-term debt
430     Interest on debt to associate companies
431     Other interest expense

               -------     -------
          TOTAL EXPENSE     $ 9,546     $ 6,102
               -------     -------
          NET INCOME OR (LOSS)     $1,722     $(1,253)
               =======     =======

(1) Prior year per corrected Rule 24 report for the fourth quarter of 1998 filed October 5, 1999.


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

ANALYSIS OF BILLING

NONASSOCIATE COMPANIES
ACCOUNT 458

     DIRECT     INDIRECT     COMPENSATION          EXCESS     TOTAL
     COST     COST     FOR USE     TOTAL     OR     AMOUNT
NAME OF NONASSOCIATE COMPANY     CHARGED     CHARGED     OF CAPITAL
COST     DEFICIENCY     BILLED
     458-1     458-2     458-3          458-4




Confidential information provided on EXHIBIT A






INSTRUCTION: Provide a brief description of the services rendered to each nonassociated company:


Confidential information provided on EXHIBIT A

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


DEPARTMENTAL ANALYSIS OF SALARIES
ACCOUNT 920


NAME OF DEPARTMENT          NUMBER
          PERSONNEL
Indicate each dept. or     SALARY     END OF
service function     EXPENSE     YEAR

New England Water Heater Co.:
     Officers     $ 68
     Customer Service     180
     Service     96
     Office     79
     Credit/Collection     132
               ----     ---
          TOTAL     $555     None
               ====     ===


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


OUTSIDE SERVICES EMPLOYED
ACCOUNT 923



INSTRUCTIONS:Provide a breakdown by subaccount of outside services employed.
If the aggregate amounts paid to any one payee and included within one subaccount is less than $100,000, only the aggregate number and amount of all such payments included within the subaccount need be shown. Provide a subtotal for each type of service.

          RELATIONSHIP
          "A"- ASSOCIATE
FROM WHOM PURCHASED     TYPE OF SERVICE     "NA"- NON ASSOCIATE     AMOUNT
LEGAL SERVICES


3 Vendors
(each under $100,000)               62
                         ----
               SUBTOTAL          $62


ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)

OUTSIDE SERVICES EMPLOYED
ACCOUNT 923

          RELATIONSHIP
          "A"- ASSOCIATE
FROM WHOM PURCHASED     TYPE OF SERVICE     "NA"- NON ASSOCIATE     AMOUNT
OTHER SERVICES

New England Power     Construction, Engineering,     A     $1,309
     Service Company          & Administrative Svcs.


12 Vendors(A)                    365
(each under $100,000)                    ------
                    SUBTOTAL          $1,674
                              ------
               TOTAL SERVICES          $1,736
                              ======


(A) Includes $36,000 from associated companies



ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


MISCELLANEOUS GENERAL EXPENSES
ACCOUNT 930.2



INSTRUCTIONS: Provide a listing of the amount included in Account 930.2, "Miscellaneous General Expenses", classifying such expenses according to their nature. Payments and expenses permitted by Sections 321(b)(2) of the Federal Election Campaign Act, as amended by Public Law 94-283 in 1976 (2 U.S.C. Section
     441(b)(2)) shall be separately classified.


     DESCRIPTION     AMOUNT



               ----
          TOTAL     None
               ====

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


TAXES OTHER THAN INCOME TAXES
ACCOUNT 408



INSTRUCTIONS:  Provide an analysis of Account 408, "Taxes Other Than Income
     Taxes". Separate the analysis into two groups: (1) other than U.S. Government taxes, and (2) U.S. Government taxes.
     Specify each of the various kinds of taxes and show the amounts thereof. Provide a subtotal for each class of tax.


     KIND OF TAX     AMOUNT

     1)     OTHER THAN U.S. GOVERNMENT TAXES
               Massachusetts State Tax
                         -----
                    SUBTOTAL
                         -----

     2)     U.S. GOVERNMENT TAXES
                         -----
                    SUBTOTAL
                         -----
                    TOTAL     None
                         =====

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


DONATIONS
ACCOUNT 426.1



INSTRUCTIONS: Provide a listing of the amount included in Account 426.1, "Donations", classifying such expenses by its purpose. The aggregate number and amount of all items of less than $3,000 may be shown in lieu of details.


NAME OF RECIPIENT     PURPOSE OF DONATION

               ----
          TOTAL     None
               ====

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999
(In Thousands of Dollars)


OTHER DEDUCTIONS
ACCOUNT 426.5



INSTRUCTIONS: Provide a listing of the amount included in Account 426.5, "Other Deductions", classifying such expenses according to their nature.


     DESCRIPTION     NAME OF PAYEE

Write off of investment     AllEnergy Marketing Co., LLc     $220
               -------
          TOTAL     $220
               =======

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999

SCHEDULE XVIII
NOTES TO STATEMENT OF INCOME



INSTRUCTIONS: The space below is provided for important notes regarding the statement of income or any account thereof. Furnish particulars as to any significant increase in services rendered or expenses incurred during the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

ANNUAL REPORT OF Wayfinder Group, Inc.
ORGANIZATION CHART

For the Year Ended December 31, 1999




Board of Directors
!
!
!
President
!
!
!
------------------------------
     !     !
     !     !
     !     !
     Treasurer     Clerk

ANNUAL REPORT OF Wayfinder Group, Inc.

For the Year Ended December 31, 1999

SIGNATURE CLAUSE



     Pursuant to the requirements of the Public Utility Holding Company Act of 1935 and the rules and regulations of the Securities and Exchange Commission issued thereunder, the undersigned company has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



Wayfinder Group, Inc.
---------------------------------
(Name of Reporting Company)





                      By:   s/ John G. Cochrane
               -------------------------------
               (Signature of Signing Officer)




J.G. Cochrane Treasurer
-------------------------------------------
(Printed Name and Title of Signing Officer)



Date:  April 28, 2000
       ---------------